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                                                                    EXHIBIT 99.6
                         DSC COMMUNICATIONS CORPORATION
                     Please mark your votes as in this example.
            /X/  FOR            / /  AGAINST            / /  ABSTAIN
1. Approve and adopt (i) the Agreement and Plan of Merger, dated as of June 3, 1998, as amended, (the "Merger Agreement"), by and among DSC, Alcatel Alsthom and Net Acquisition, Inc. ("Newco") pursuant to which Newco will be merged with and into DSC, with DSC continuing as the surviving corporation in the merger
(the "Merger") and (ii) the Merger.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
                                              __________________________________
                                              SIGNATURE(S)
                                              __________________________________
                                              DATE
                                              __________________________________
                                              SIGNATURE(S)
                                              __________________________________
                                              DATE

    IMPORTANT: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                         DSC COMMUNICATIONS CORPORATION
                                   PROXY CARD
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
             MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 27, 1998

    The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Stockholders of DSC Communications Corporation ("DSC") to be held on August 27, 1998, and the Proxy Statement in connection therewith, each dated July 28, 1998; (b) appoints James L. Donald, Gerald F. Montry and George B. Brunt as Proxies, or any of them, each with the power to appoint a substitute;
(c) authorizes the Proxies to represent and vote, as designated hereon, all the shares of Common Stock of DSC held of record by the undersigned on July 23, 1998, at such Special Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.
                         ------------------------------

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             -- SEE REVERSE SIDE --